As filed with the Securities and Exchange Commission on May 8, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Largo Inc.

(Exact Name of Registrant as Specified In Its Charter)

Not applicable
(Translation of Registrant's Name Into English (if Applicable))

Ontario, Canada	1400	Not applicable
(Province or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number (if Applicable))	(I.R.S. Employer Identification Number (if Applicable))

199 Bay Street, Suite 5300

Commerce Court West

Toronto, Ontario MSL 1B9

Canada

(416) 861-9797

(Address and Telephone Number of Registrant's Principal Executive Offices)

C T Corporation System

1015 15th Street N.W., Suite 1000

Washington, D.C., 20005

(202) 572-3111
(Name, Address (Including Zip Code) and Telephone Number (Including Area Code)
of Agent For Service in the United States)

Copies to:

Darin R. Renton, Esq. Stikeman Elliott LLP 199 Bay Street Suite 5300, Commerce Court West Toronto, Ontario M5L 189 Canada (416) 869-5500	Thomas M. Rose Shona Smith Troutman Pepper Locke LLP 111 Huntington Avenue, 9th Floor Boston, Massachusetts 02199 United States (617) 239-0100

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after the effective date of this Registration Statement.

Province of Ontario, Canada
(Principal Jurisdiction Regulating This Offering)

It is proposed that this filing shall become effective (check appropriate box):

A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☑	at some future date (check appropriate box below)
	1.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).
	2.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).
	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☑	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☑

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

This preliminary short form base shelf prospectus has been filed under legislation in each of the provinces and territories of Canada, other than Québec, that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities, except in cases where an exemption from such delivery requirement is available.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission but is not yet effective. These securities may not be offered or sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This short form base shelf prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by the persons permitted to sell such securities.

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of the Company at our head office located at 199 Bay Street, Suite 5300, Commerce Court West, Toronto, Ontario M5L 1B9, Telephone 416-861-9797, and are also available electronically at www.sedarplus.ca and www.sec.gov.

New Issue and Secondary Offering	May 7, 2026

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

LARGO INC.

C$200,000,000

Common Shares

Warrants

Units

Debt Securities

Subscription Receipts

This short form base shelf prospectus ("Prospectus") relates to the offering for sale by Largo Inc. (the "Company") and/or certain securityholders of the Company (the "Selling Securityholders") from time to time, during the 25-month period that this Prospectus, including any of amendments thereto, remains valid, of up to C$200,000,000 in the aggregate of: (i) common shares ("Common Shares") in the capital of the Company; (ii) warrants ("Warrants") to purchase other Securities (as defined below) of the Company; (iii) units ("Units") comprising of one or more of the other Securities; (iv) senior and subordinated debt securities, including debt securities convertible or exchangeable into other securities of the Company (collectively, "Debt Securities"); and (v) subscription receipts ("Subscription Receipts" and together with the Common Shares, Warrants, Units and Debt Securities, collectively referred to herein as the "Securities"). The Securities may be offered separately or together, in amounts, at prices and on terms determined based on market conditions at the time of the sale and as set forth in an accompanying prospectus supplement ("Prospectus Supplement").

All shelf information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, except in cases where an exemption from such delivery requirements has been obtained. Each Prospectus Supplement containing the specific terms of any Securities will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

The Company will provide the specific terms of any offering of Securities, including the specific terms of the Securities with respect to a particular offering and the terms of such offering, in one or more Prospectus Supplements to this Prospectus. The Securities may be offered separately or together or in any combination, and as separate series. One or more Selling Securityholders may also offer and sell Securities under this Prospectus. See "Plan of Distribution - Secondary Offering".

The Securities may be sold through underwriters or dealers, directly by us, and/or by Selling Securityholders pursuant to applicable statutory exemptions, or through designated agents from time to time. See "Plan of Distribution". The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, involved in the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the initial issue price (in the event that the offering is a fixed price distribution), the net proceeds to us and/or to any Selling Securityholder, and any other material terms of the plan of distribution.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. This Prospectus may qualify an "at-the-market distribution", as defined in National Instrument 44-102 - Shelf Distributions ("NI 44-102"). If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers, including sales in transactions that are deemed to be "at-the-market distributions", including sales made directly on the Toronto Stock Exchange (the "TSX"), or other existing trading markets for the Securities, and as set forth in an accompanying Prospectus Supplement, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be decreased by the amount, if any, by which the aggregate price paid for the Securities by the purchasers is less than the gross proceeds paid by the underwriter, dealer or agent to the Company. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution. See "Plan of Distribution".

This Prospectus does not qualify the issuance of Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. For greater certainty, this Prospectus may qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers' acceptance rate, or to recognized market benchmark interest rates such as SOFR, EURIBOR or a United States federal funds rate.

No underwriter or dealer involved in an "at-the-market distribution" under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities, including selling an aggregate number of principal amount of Securities that would result in the underwriter creating an over-allocation position in the Securities.

In connection with any offering of Securities (unless otherwise specified in the applicable Prospectus Supplement), subject to applicable laws and other than an "at-the-market distribution", the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities offered at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. See "Plan of Distribution".

The Common Shares are listed on the TSX and the Nasdaq Capital Market ("Nasdaq") under the trading symbol "LGO". On May 6, 2026, the last trading day prior to the filing of this Prospectus, the closing prices of the Common Shares listed on the TSX and the Nasdaq were C$1.70 and US$1.24, respectively.

Unless otherwise specified in the applicable Prospectus Supplement, Securities other than Common Shares will not be listed on any securities exchange. There is no market through which the Warrants, Units, Debt Securities or Subscription Receipts may be sold and purchasers may not be able to resell the Warrants, Units, Debt Securities or Subscription Receipts purchased under this Prospectus and the applicable Prospectus Supplement. This may affect the pricing of the Warrants, Units, Debt Securities, or Subscription Receipts in the secondary market, the transparency and availability of trading prices, the liquidity of the Warrants, Units, Debt Securities, or Subscription Receipts, and the extent of issuer regulation. See "Risk Factors".

An investment in the Securities is subject to a number of risks, including those risks described in this Prospectus and documents incorporated by reference into this Prospectus. See "Risk Factors" in this Prospectus and in the Company's Annual Information Form and "Risks and Uncertainties" in the Annual MD&A incorporated by reference herein.

Statements included or incorporated by reference into this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, you should refer to any applicable full version or more detailed description of the contract, agreement or other document, as may be available electronically on the System for Electronic Document Analysis and Retrieval ("SEDAR+") at www.sedarplus.ca or on the SEC's Electronic Data Gathering and Retrieval System ("EDGAR") at www.sec.gov, for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents hereof.

We are permitted under a multijurisdictional disclosure system (the "MJDS") adopted by the securities regulatory authorities in Canada and the United States to prepare this Prospectus in accordance with the disclosure requirements of Canada. Prospective investors in the United States should be aware that such requirements are different from those of the United States. Financial statements included or incorporated by reference in this Prospectus have been prepared in accordance with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board.

Purchasers of Securities should be aware that the acquisition of Securities may have tax consequences both in the United States and in Canada. Such consequences may not be described fully herein. Purchasers of Securities should read the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities and consult your own tax advisor with respect to your own particular circumstances.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that we are incorporated under the laws of the Province of Ontario, Canada, some of our officers and directors may be residents of a country other than the United States, and some or all of the experts, underwriters, dealers or agents named in this Prospectus or any Prospectus Supplement may be residents of a country other than the United States, and a substantial portion of the assets of the Company and such persons may be located outside of the United States.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

Each of the following persons resides outside of Canada and the Company has appointed 152928 Canada Inc., c/o Stikeman Elliott LLP, with offices located at 5300 Commerce Court West, 199 Bay Street, Toronto, Ontario, Canada M5L 1B9, as their agent for service of process in Canada, respectively:

Name	Relationship to the Company
Alberto Arias	Co-CEO and Director
Daniel Tellechea	Co-CEO and Director
Francesco D'Alessio	Chief Commercial Officer
Luis Rendon	Chief Operating Officer
Diogo Silva	Chief Financial Officer
David Brace	Lead Director
Jonathan Lee	Director
Andrea Weinberg	Director
Branca Horta Abrantes	Qualified Person
Porfirio Cabaleiro Rodriguez	Qualified Person
Guilherme Gomides Ferreira	Qualified Person
Paulo Roberto Bergmann	Qualified Person
Fabio Valerio Xavier	Qualified Person
Emerson Ricardo Re	Qualified Person

Prospective purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process. See "Risk Factors".

An investment in Securities involves significant risks that should be carefully considered by prospective investors before purchasing Securities. The risks outlined in this Prospectus and in the documents incorporated by reference herein, including the applicable Prospectus Supplement, should be carefully reviewed and considered by prospective investors in connection with any investment in Securities. See "Cautionary Note Regarding Forward- Looking Information" and "Risk Factors".

The Company's head office and registered office is located at 199 Bay Street, Suite 5300, Commerce Court West, Toronto, Ontario M5L 1B9.

TABLE OF CONTENTS

GENERAL MATTERS

In this Prospectus, references to the "Company", "we", "us" and "our" refers to Largo Inc. and/or, as applicable, one or more of its subsidiaries. Investors should rely only on the information contained in or incorporated by reference into this Prospectus or any applicable Prospectus Supplement. The Company has not authorized anyone to provide investors with different information. The Company takes no responsibility for and can provide no assurance as to the reliability of any other information that others may give to readers of this Prospectus.

This Prospectus is part of a registration statement on Form F-10 that we are filing with the U.S. Securities and Exchange Commission ("SEC") under the U.S.  Securities Act of 1933, as amended (the "U.S. Securities Act"), relating to the Securities (the "Registration Statement"). Under the Registration Statement, we may, from time to time, offer any combination of the Securities described in this Prospectus in one or more offerings of up to an aggregate principal amount of C$200,000,000 (or the equivalent in other currencies). This Prospectus provides you with a general description of the Securities that we may offer. The Prospectus Supplement may also add, update or change information contained in this Prospectus. Before you invest, you should read both this Prospectus and any applicable Prospectus Supplement, together with additional information described under the heading "Documents Incorporated by Reference". This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You may refer to the Registration Statement and the exhibits to the Registration Statement for further information with respect to us and the Securities.

The Company is not making an offer to sell or seeking an offer to buy the Securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this Prospectus, any applicable Prospectus Supplement and the documents incorporated by reference herein and therein is accurate as of any date other than the date on the front of this Prospectus, any applicable Prospectus Supplement or the respective dates of the documents incorporated by reference herein and therein, regardless of the time of delivery of such documents or of any sale of the Securities. Our business, financial condition, results of operations and prospects may have changed since those dates. Information contained on the Company's website is not incorporated by reference into this Prospectus or any applicable Prospectus Supplement and prospective investors should not rely upon such information for the purpose of determining whether to invest in the Securities.

CAUTIONARY NOTE TO UNITED STATES INVESTORS

The Company is permitted under the MJDS adopted by the securities regulatory authorities in Canada and the United States to prepare this Prospectus, including the documents incorporated by reference, in accordance with the requirements of Canadian securities laws, which differ from the requirements of United States securities laws. As a result, information regarding mineral properties, mineralization and estimates of mineral reserves and mineral resources has been prepared in accordance with Canadian reporting requirements, which are governed by National Instrument 43-101 - Standards of Disclosure for Mineral Projects ("NI 43-101") and the Canadian Institute of Mining, Metallurgy and Petroleum (the "CIM") - CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended (the "CIM Definition Standards"). NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects.

Canadian standards, including NI 43-101, differ significantly from the disclosure requirements of the SEC under subpart 1300 of Regulation S-K (the "SEC Mining Rules"). The Company is not required to provide disclosure on its mineral properties under the SEC Mining Rules and provides disclosure under NI 43-101 and the CIM Definition Standards. Accordingly, information contained in this Prospectus, or the documents incorporated by reference herein, may differ significantly from the information that would be disclosed had the Company prepared the mineral resource and reserve estimates under the standards adopted under the SEC Mining Rules.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This Prospectus, including documents incorporated by reference herein, contains "forward-looking information" and "forward-looking statements" within the meaning of applicable securities laws (together, "forward-looking information") concerning the Company's projects, capital, anticipated financial performance, business prospects and strategies and other general matters. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those included in the forward-looking information. The use of words such as "intend", "anticipate", "continue", "estimate", "expect", "may", "will", "project", "should", "believe" and similar expressions are intended to identify forward-looking information. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance are not statements of historical fact and may constitute forward-looking information. Statements relating to Mineral Resources are also forward-looking information, as they involve the implied assessment, based on certain estimates and assumptions that the Mineral Resources described can be profitably produced in the future. There is no certainty that it will be commercially viable to produce any portion of the Mineral Resources.

Forward-looking statements are necessarily based upon a number of estimates and assumptions related to the factors set forth below that, while considered reasonable by Largo as at the date of this short form base shelf prospectus in light of management's experience and perception of current conditions and expected developments, are inherently subject to significant business, economic and competitive uncertainties and contingencies.

Forward-looking information includes, without limitation, statements with respect to:

• the Company's sales operations and anticipated sales of vanadium products, ilmenite and TiO2;

• the timing and amount of estimated future production and sales;

• costs of future activities and operations;

• the extent of capital and operating expenditures;

• eventual production from the Ilmenite Plant and/or the titanium project;

• the Company's ability to sell ilmenite, titanium dioxide pigment, V2O5 or other vanadium commodities on a profitable basis;

• the Company's ability to produce V2O5, FeV and V2O3 according to customer specifications;

• expectations regarding the continuity of mineral deposits;

• future prices of V2O5, V2O3, TiO2, FeV, and ilmenite;

• future production at our Maracás Menchen Mine;

• the extent and impact of global freight delays and higher inventory transit time;

• the realization of the anticipated benefits of previously announced transactions or other expectations after the completion of previously announced transactions;

• the competitiveness of the Company's investment in vanadium flow battery technology in the long duration energy storage systems market;

• the Company's ability to maintain, protect and develop its intellectual property and technology;

• the adoption of vanadium flow battery technology generally in the market;

• the cost of producing and implementing the vanadium flow battery technology;

• the impact of the ongoing conflict between Russia and Ukraine, including the potential for broader economic disruption;

• the impact of the Iran conflict, including the potential for broader economic disruption;

• the results in the Company's Technical Report including resource estimates;

• expectations regarding any environmental issues that may affect planned or future exploration and development programs and the potential impact of complying with existing and proposed environmental laws and regulations;

• receipt and timing of third party approvals;

• government regulation of mineral exploration and development operations in Brazil;

• expectations regarding any social or local community issues in Brazil that may affect planned or future exploration and development programs; and

• statements in respect of V2O5, V2O3, TiO2, ilmenite, and long duration energy storage ("LDES") systems demand and supply; and

• tariffs imposed on imports from the jurisdictions in which the Company operates.

These statements and information are only predictions based on current information and knowledge, some of which may be attributed to third party industry sources. Actual future events or results may differ materially. Undue reliance should not be placed on such forward-looking information, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. By its nature, forward-looking information involves numerous assumptions, known and unknown risks and uncertainties, both general and specific, that contribute to the possibility that the predictions, forecasts, projections and other forward-looking information will not be realized.

The following are some of the assumptions upon which forward-looking information is based:

• that general business and economic conditions will not change in a material adverse manner;

• the continued and growing demand for LDES systems and the movement towards a low- carbon future;

• demand for, and stable or improving price of, V2O5, V2O3, FeV, ilmenite, TiO2 and other vanadium commodities;

• that the estimates of the Mineral Resources and Mineral Reserves at the Maracás Menchen Mine are within reasonable bounds of accuracy (including with respect to size, grade and recovery and the operational and price assumptions on which such estimates are based);

• that the Company will not experience any material accident, labour dispute or failure of plant or equipment or other material disruption in the Company's operations at the Maracás Menchen Mine;

• the availability of financing for operations and development;

• that the Company will enter into agreements for the sales of vanadium, ilmenite and TiO2 products on favourable terms and for the sale of substantially all of its annual production capacity;

• the Company's ability to mitigate the impact of future rainfall;

• the benefit of Largo Physical Vanadium Corp. to Largo, the investment in Storion Energy LLC, and the vanadium market generally;

• receipt of regulatory and governmental approvals, permits and renewals in a timely manner;

• the Company's ability to procure equipment and operating supplies in sufficient quantities and on a timely basis;

• the competitiveness of the Company's investment in vanadium flow battery technology;

• that the Company's plans for iron ore, ilmenite, titanium dioxide pigment and vanadium flow batteries can be achieved;

• the potential impact of the ongoing conflict between Russia and Ukraine on the Company;

• the Company's ability to attract and retain skilled personnel and directors; and

• the ability of management to execute strategic goals.

Actual results could differ materially from those anticipated in this forward-looking information as a result of the risks and uncertainties including, without limitation:

• volatility in prices of, and demand for, V2O5, V2O3, FeV, ilmenite, TiO2 and other vanadium commodities;

• uncertainties regarding the rate of inflation and its effect on the profitability of long-term contracts;

• unexpected operational events and delays;

• risks inherent in mineral exploration and development;

• uncertainties associated with estimating Mineral Resources and Mineral Reserves (including with respect to size, grade and recovery and the operational and price assumptions on which such estimates are based);

• uncertainties related to title to the Company's mineral projects;

• risks inherent with the introduction and reliance on recently developed vanadium flow battery technology;

• revocation of government approvals;

• risks associated with our material financing arrangements and our covenants thereunder;

• tightening of the credit markets, global economic uncertainty and counterparty risk;

• failure of plant, equipment or processes to operate as anticipated;

• competition for, among other things, capital and skilled personnel;

• geological, technical and drilling problems;

• fluctuations in foreign exchange or interest rates and stock market volatility;

• rising costs of labour and equipment;

• disruption caused by labour actions;

• risks associated with political and/or economic instability in Brazil;

• compliance with applicable sanctions regimes;

• inherent uncertainties involved in the legal dispute resolution process, including in foreign jurisdictions;

• changes in income tax and other laws of foreign jurisdictions; and

• other factors discussed under "Risk Factors" in this Prospectus, as well as those risk factors discussed or referred to in the Annual Information Form and Annual MD&A (each as defined herein).

Assumptions relating to the potential mineralization of the Maracás Menchen Mine are discussed in the Technical Report which is available under the Company's profiles on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov, respectively.

Additional risks and uncertainties not currently known to the Company, or that the Company currently deems to be immaterial, may also materially and adversely affect the Company's business and prospects. Should one or more of these risks and uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary materially from those described in forward-looking information.

Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking information, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. The reader is cautioned not to place undue reliance on forward-looking information.

The forward-looking information is presented for the purpose of assisting investors in understanding the Company's plans, objectives and expectations in making an investment decision and may not be appropriate for other purposes. This forward-looking information is expressly qualified in its entirety by this cautionary statement. Forward-looking information contained in this Prospectus or documents incorporated herein by reference are made as of the date of this Prospectus or the document incorporated herein by reference, as applicable, and are accordingly subject to change after such date. The Company disclaims any obligation to update any such forward-looking information to reflect events or circumstances after the date of such information, or to reflect the occurrence of anticipated or unanticipated events, except as required by law.

MARKET AND INDUSTRY DATA

Market and industry data contained and incorporated by reference in this Prospectus or any applicable Prospectus Supplement concerning economic and industry trends is based upon good faith estimates of our management or derived from information provided by industry sources. The Company believes that such market and industry data is accurate and that the sources from which it has been obtained are reliable. However, we cannot guarantee the accuracy of such information and we have not independently verified the assumptions upon which projections of future trends are based.

SCIENTIFIC AND TECHNICAL INFORMATION

The scientific and technical information relating to the Company's mineral projects contained in the documents identified under the heading "Documents Incorporated by Reference" is based on the Technical Report. The full text of the Technical Report has been filed with Canadian securities regulatory authorities pursuant to NI 43-101 guidelines and can be viewed under the Company's profiles on SEDAR+ at www.sedarplus.ca, and on EDGAR at www.sec.gov, respectively, as an exhibit to the registration statement filed with the SEC on Form 40-F on April 1, 2026. If, after the date of this Prospectus, the Company is required by Section 4.2(1)(j) of NI 43-101 to file a technical report to support scientific or technical information that relates to a mineral project on a property material to the Company, the Company will file such technical report in accordance with Section 4.2(5)(a)(i) of NI 43-101 as if the words "short form prospectus" refer to a "shelf prospectus supplement".

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

In this Prospectus, unless stated otherwise or the context requires otherwise, all dollar amounts are expressed in Canadian dollars. All references to "US$" or "U.S. dollars" are to the lawful currency of the United States, all references to "C$," or "Canadian dollars" are to the lawful currency of Canada.

The following table shows, for each of the periods indicated, the high, low and average spot rates and the spot rate at the end of the period for $1.00 in terms of Canadian dollars. Except as indicated below, the information is based on the average daily exchange rate as reported by the Bank of Canada.

	Year Ended December 31
	2023	2024	2025
Rate at the end of the period	$1.3226	$1.4389	$1.3706
Average rate during the period	$1.3497	$1.3698	$1.3978
Highest rate during the period	$1.3875	$1.4416	$1.4603
Lowest rate during the period	$1.3128	$1.3316	$1.3558

On May 6, 2026, the Bank of Canada daily exchange rate for the purchase of US$1.00 using Canadian dollars was $1.3625 ($1.00 = US$0.7339).

MARKETING MATERIALS

Any template version of marketing materials (as such terms are defined in National Instrument 41-101 - General Prospectus Requirements) that are utilized in connection with the distribution of Securities will be filed under the Company's profile on SEDAR+ and on EDGAR. In the event that such marketing materials are filed after the date of the applicable Prospectus Supplement for the offering and before termination of the distribution of such Securities, such filed versions of the marketing materials will be deemed to be incorporated by reference into the applicable Prospectus Supplement for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

NON-GAAP FINANCIAL MEASURES

The Annual MD&A contains references to certain financial measures that are not defined under IFRS. Management uses non-GAAP financial measures such as: (i) adjusted earnings before interest, taxes, depreciation, and amortization ("EBITDA"); (ii) mining operations adjusted EBITDA; (iii) V2O5 revenues per pound of V2O5 sold; (iv) V2O3 revenues per pound of V2O3 sold; (v) FeV revenues per kg of FeV sold; (vi) revenues per pound sold; (vii) cash operating costs per pound; (viii) adjusted cash operating costs excluding royalties per pound; and (ix) cash operating costs excluding royalties per pound, and together with measures determined in accordance with IFRS, to provide investors with a supplemental measure to evaluate the underlying performance of the Company. Management also believes that securities analysts, investors and other interested parties frequently use non- GAAP financial measures in the evaluation of issuers. Management also uses non-GAAP financial measures in order to facilitate operating performance comparisons from period to period, prepare annual operating budgets, and to assess its ability to meet future debt service, capital expenditure, and working capital requirements. Non- GAAP financial measures do not have standardized meanings and are unlikely to be comparable to any similar measures presented by other companies. A reconciliation of non-GAAP financial measures related to the Company can be found under the heading "Non-GAAP Measures" in the Annual MD&A.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of the Company at 5300-199 Bay Street, Commerce Court West, Toronto, Ontario, Canada M5L 1B9, Telephone 416-861-9797, and are also available electronically at www.sedarplus.ca and www.sec.gov.

The following documents of the Company filed with the securities commissions or similar authorities in Canada are incorporated by reference in this Prospectus:

1. the Company's annual information form dated as of March 31, 2026, in respect of the fiscal year ended December 31, 2025 (the "Annual Information Form");

2. the audited consolidated financial statements of the Company and the notes thereto as at and for the fiscal years ended December 31, 2025, and 2024, together with the auditor's report thereon (the "Annual Financial Statements");

3. the management's discussion and analysis of financial conditions and operations of the Company for the fiscal year ended December 31, 2025 (the "Annual MD&A");

4. the management information circular of the Company dated April 7, 2025, in connection with the annual general meeting of shareholders held on May 12, 2025 (the "Circular"); and

5. the following material change reports of the Company filed since December 31, 2025, the end of the financial year in respect of which the Annual Information Form was filed:

i. dated January 14, 2026, announcing the receipt of a binding term sheet for the sale of approximately 4.5 million tons of iron ore calcine for an aggregate consideration of US$56 million;

ii. dated January 21, 2026, announcing that it established an at-the-market offering permitting issuances of up to US$60 million of common shares on The Nasdaq Stock Market, pursuant to an at the market offering agreement entered into with H.C. Wainwright & Co., LLC dated January 7, 2026; and

iii. dated February 25, 2026, announcing the termination of the Iron Ore Agreement in accordance with its terms due to the required payment obligation not being received within the cure period provided by the Company.

Any document of the type referred to in Section 11.1 of Form 44-101F1 - Short Form Prospectus Distributions filed by the Company with a securities commission or similar regulatory authority in Canada after the date of this Prospectus and prior to 25 months from the date hereof shall be deemed to be incorporated by reference in this Prospectus.

In addition, to the extent that any document or information incorporated by reference into this Prospectus is included in any report on Form 6-K, Form 40-F or Form 20-F (or any respective successor form) that is filed with or furnished to the SEC after the date of this Prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the Registration Statement of which this Prospectus forms a part. In addition, the Company may incorporate by reference into this Prospectus, or the Registration Statement of which it forms a part, other information from documents that the Company will file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the "U.S. Exchange Act"), if and to the extent expressly provided therein.

A Prospectus Supplement containing the specific terms of any offering of our Securities will be delivered to purchasers of our Securities together with this Prospectus and will be deemed to be incorporated by reference in this Prospectus as of the date of the Prospectus Supplement and only for the purposes of the offering of our Securities to which the Prospectus Supplement pertains.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes that statement. Any statement so modified or superseded shall not constitute a part of this Prospectus except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

Upon the filing of a new annual information form and new annual consolidated financial statements by the Company with the applicable Canadian securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, the previous annual information form, the previous annual consolidated financial statements and all interim consolidated financial statements and in each case the accompanying management's discussion and analysis of financial condition and results of operations, and material change reports, filed prior to the commencement of the financial year of the Company in which the new annual information form is filed shall be deemed to no longer be incorporated into this Prospectus for purpose of future offers and sales of Securities under this Prospectus. Upon interim consolidated financial statements and the accompanying management's discussion and analysis of financial condition and results of operations being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, all interim consolidated financial statements and the accompanying management's discussion and analysis of financial condition and results of operations filed prior to such new interim consolidated financial statements and management's discussion and analysis of financial condition and results of operations shall be deemed to no longer be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. In addition, upon a new management information circular for an annual meeting of shareholders being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, the previous management information circular filed in respect of the prior annual meeting of shareholders shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

References to our website in any documents that are incorporated by reference into this Prospectus do not incorporate by reference the information on such website into this Prospectus, and we disclaim any such incorporation by reference.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been, or will be, filed with the SEC as part of the Registration Statement on Form F-10 relating to the Securities, of which this Prospectus forms a part: (1) the documents listed under "Documents Incorporated by Reference"; (2) the consent of KPMG LLP; (3) the powers of attorney from certain of the Company's directors and officers; (4) the consents of the "qualified persons" referred to in this Prospectus under "Interest of Experts"; and (5) the form of debt indenture. A copy of the form of any applicable warrant indenture, subscription receipt agreement or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act

RISK FACTORS

An investment in the Securities involves a high degree of risk and must be considered speculative due to the nature of the Company's business and present stage of exploration and development of its mineral properties. Before making an investment decision, prospective purchasers should carefully consider the risks and uncertainties described below, as well as the other information contained in or incorporated by reference in this Prospectus, including without limitation the risk factors described under the section "Risk Factors" in the Annual Information Form and under "Risks and Uncertainties" in the Annual MD&A. Additional risks and uncertainties of which the Company currently is unaware or that are unknown or that it currently deems to be immaterial could have a material adverse effect on the Company's business, financial condition and results of operation. The Company cannot assure you that it will successfully address any or all of these risks. There is no assurance that any risk management steps taken will avoid future loss due to the occurrence of the risks described herein, in the Annual Information Form, in the other documents incorporated by reference herein or in the applicable Prospectus Supplement or other unforeseen risks.

Risks Related to the Company

There is substantial doubt about our ability to continue as a going concern

As disclosed in our Annual Financial Statements, due to the material uncertainties surrounding our ability to raise additional financing to repay maturing debt and fund operating activities, evolving trade uncertainties, future vanadium prices, and our ability to achieve positive cash flows, it is not possible to predict our success in addressing these challenges. These material uncertainties cast substantial doubt about the Company's ability to continue as a going concern. Our Annual Financial Statements and interim consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. If we are unable to continue as a going concern, we may be forced to liquidate our assets at values significantly lower than those reflected in our financial statements, and investors could experience a complete loss of their investment.

We require additional financing to repay our near-term debt obligations and fund our operations, which may not be available on acceptable terms, or at all, and may result in significant dilution to existing shareholders

We require additional financing to repay our liabilities and support our working capital to fund operating activities. We are actively pursuing additional financing options, including refinancing of our existing debt facilities, obtaining additional debt facilities from banks, private capital providers or institutional investors, and equity issuances. We require additional financing to repay this debt and support our working capital to fund operating activities, and are actively pursuing various alternatives, including debt refinancing, new debt facilities, and equity issuances, including through our at-the-market equity offering program providing for issuances of up to US$60 million on the Nasdaq. There can be no assurance that we will be able to secure sufficient additional funding on terms acceptable to us, or at all, or that we will be able to successfully implement strategic alternatives.

In addition, our ability to obtain additional financing will depend on factors largely outside our control, including prevailing capital market conditions, vanadium prices, and general economic conditions. Any equity financing we obtain would result in dilution to existing shareholders, and any debt financing could involve restrictive covenants that limit our flexibility. If we are unable to obtain sufficient financing, we may be required to curtail operations, delay development plans, sell assets at unfavorable prices, or take other measures that could have a material adverse effect on our business, financial condition and results of operations.

The Company's Common Shares are subject to a continued listing review by the Toronto Stock Exchange, and there can be no assurance that the common shares will continue to be listed on the TSX

In connection with the Company's reliance on the "financial hardship" exemption under the rules of the TSX to complete the registered direct offering and concurrent private placement that closed on October 22, 2025, the TSX placed the Company under a remedial delisting review, which is customary when a listed issuer seeks to rely on such exemption. The TSX has issued continued listing review notices in connection with this matter. As of the date of this Prospectus, the continued listing review remains ongoing and the Company is actively working with the TSX to satisfy the applicable listing requirements.

There can be no assurance that the Company will be able to resolve the continued listing review to the satisfaction of the TSX or that the common shares will continue to be listed on the TSX. If the common shares are delisted from the TSX, the liquidity and marketability of the Common Shares could be materially and adversely affected, as shareholders would be limited to trading on the Nasdaq and any other market on which the Common Shares may then be quoted or traded. A TSX delisting would likely reduce the Company's visibility among Canadian investors, limit the Company's ability to raise capital in the Canadian capital markets, negatively impact the Company's listing on the Nasdaq, and could trigger defaults or other adverse consequences under the Company's existing agreements. In addition, a delisting will adversely affect the Company's eligibility to file a short form prospectus under NI 44-101, which requires that our equity securities be listed and posted for trading on a short form eligible exchange. These factors, taken together with the going concern uncertainties described above, could have a material adverse effect on the trading price of the Common Shares and on the Company's financial condition.

Changing political and geopolitical conditions, including changing international trade policies and the implementation of wide-ranging, reciprocal and retaliatory tariffs, surtaxes and other similar import or export duties, or trade restrictions, could adversely impact our business, prospects, operations and financial performance.

Changes in political and geopolitical conditions may be difficult to predict and may adversely affect our business, prospects, operations and financial performance. For example, changes in political and geopolitical conditions may lead to changes in governmental policies, laws and regulations, including with respect to sanctions, taxes, tariffs, surtaxes and other similar import or export duties, import and export controls or restrictions, tariff rate quotas, and the general movement of goods, materials, services and capital, or may lead to uncertainty as to the potential for such changes. In particular, on July 30, 2025, Executive Order 14323 was issued by United States President Donald Trump, increasing tariffs on imports from Brazil from 10% to 50%, effective August 6, 2025. As a result, the Company is evaluating the potential commercial impact on its vanadium product sales to U.S. customers, including high-purity and ferrovanadium products. Commercial adjustments, including a reassessment of the Company's U.S. customer strategy, may be necessary if the current tariff regime remains in place. There can be no assurance that any such efforts will be effective in mitigating the impacts of the tariffs on our business, prospects, operations and financial condition, which may be significantly impacted should the current tariff remain in place indefinitely.

The shifts in trade policies in the U.S. and other countries are rapidly evolving and difficult to predict. The ultimate impact of any announced or future tariffs, surtaxes, or other similar import or export duties, and trade restrictions will depend on various factors, including what is ultimately implemented, the timing of implementation and the amount, scope and nature of such measures and potential exclusions from the application of those measures. The potential implications of such uncertainty, which include trade barriers, exchange rate fluctuations, rising costs for miners and other hardware and equipment and broader market contractions, could adversely affect our business, prospects, operations and financial performance.

If we are characterized as a passive foreign investment company, U.S. holders may be subject to adverse U.S. federal income tax consequences.

U.S. investors should be aware that they could be subject to certain adverse U.S. federal income tax consequences in the event that the Company is classified as a "passive foreign investment company" ("PFIC") for U.S. federal income tax purposes. The determination of whether the Company is a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations, and the determination will depend on the composition of the Company's income, expenses and assets from time to time and the nature of the activities performed by the Company's officers and employees. Based on the composition of the Company's income and the value of its assets as reported for financial statement purposes, the Company does not believe that it is classified as a PFIC for its taxable year ending December 31, 2025. However, the Company has not engaged such an analysis applying U.S. federal income tax rules, which may vary from financial accounting rules. Although the Company does not expect to be a PFIC for the current year, the determination as to whether the Company is a PFIC for any given year depends on the composition of the Company's income, expenses and assets for the entire year and, therefore, the Company cannot definitively ascertain whether it will be classified as a PFIC for the current taxable year. Prospective investors should carefully read the discussion under the heading "Certain United States Federal Income Tax Considerations" for more information and consult their own tax advisors regarding the likelihood and consequences of the Company being treated as a PFIC for U.S. federal income tax purposes, including the advisability of making certain elections that may mitigate certain possible adverse U.S. federal income tax consequences that may result in an inclusion in gross income without receipt of such income.

Risks Related to any Offering under this Prospectus

An investment in the Securities is speculative and you may lose your entire investment

An investment in the Securities is speculative and may result in the loss of an investor's entire investment. Only potential investors who are experienced in high-risk investments and who can afford to lose their entire investment should consider an investment in the Company.

There can be no assurance that an active or liquid market for the Common Shares will be sustained. There is no existing public market for the Warrants, Units, Debt Securities and Subscription Receipts and a market may not develop.

No assurance can be given that an active or liquid trading market for the Common Shares will be sustained. If an active or liquid market for the Common Shares fails to be sustained, the prices at which such Common Shares trade may be adversely affected. Whether or not the Common Shares will trade at lower prices depends on many factors, including the liquidity of the Common Shares, prevailing interest rates, the markets for similar securities, general economic conditions and the Company's financial condition, historic financial performance and future prospects.

There is currently no market through which the Warrants, Units, Debt Securities and Subscription Receipts may be sold and purchasers may not be able to resell such Warrants, Units, Debt Securities or Subscription Receipts purchased under this Prospectus. There can be no assurance that an active trading market will develop for the Warrants, Units, Debt Securities or Subscription Receipts after an offering or, if developed, that such market will be sustained. This may affect the pricing of the Warrants, Units, Debt Securities or Subscription Receipts in the secondary market, the transparency and availability of trading prices, the liquidity of the Warrants, Units, Debt Securities or Subscription Receipts and the extent of issuer regulation.

The trading price for the Company's securities is volatile

The trading price of the Common Shares has been and may continue to be subject to large fluctuations which may result in losses to investors. The trading price of the Common Shares may increase or decrease in response to a number of events and factors, including:

  changes in the market price of V2O5 or other by-product metals the Company sells;

  events affecting economic circumstances in Canada, Brazil and the United States and elsewhere;

  trends in the mining and energy storage industries and the markets in which the Company operates;

  changes in financial estimates and recommendations by securities analysts;

  acquisitions, investments, divestitures and financings;

  quarterly variations in operating results;

  compliance with new and existing regulations, including with respect to water and tailings management and greenhouse gas emissions;

  the actions of other companies in the mining industry;

  the sale of a large number of Common Shares; and

  the operating and share price performance of other companies that investors may deem comparable.

Wide price swings are currently common in the markets on which the Company's securities trade. This volatility may adversely affect the prices of the Common Shares regardless of the Company's operating performance.

In addition, the market price of the Common Shares and any other Securities offered hereunder that become listed and posted for trading on the TSX, Nasdaq or any other stock exchange may be affected by many variables not directly related to the Company's results and not within the Company's control, including developments that affect the market for all resource sector shares, the breadth of the public market for the Common Shares or any other Securities offered hereunder that become listed and posted for trading on the TSX, Nasdaq, or any other stock exchange, and the attractiveness of alternative investments. In addition, securities markets have recently experienced an extreme level of price and volume volatility, and the market price of securities of many companies has experienced wide fluctuations which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. As a result of these and other factors, the Company's share price may be volatile in the future and may decline below the price paid for Securities offered hereunder. Accordingly, investors may not be able to sell their Securities at or above the price paid for Securities offered hereunder.

Debt Securities may rank junior or be subordinated to secured or senior indebtedness

If the Debt Securities are unsecured, they will rank equally in right of payment with all of our other existing and future unsecured debt. Holders of secured indebtedness of the Company would have a claim on the assets securing such indebtedness that effectively ranks prior to the claim of holders of Debt Securities and would have a claim that ranks equal with the claim of holders of senior Debt Securities and senior to the claim of holders of subordinated Debt Securities to the extent that such security did not satisfy the secured indebtedness. Furthermore, although covenants given by the Company in various agreements may restrict incurring secured indebtedness, such indebtedness may, subject to certain conditions, be incurred by us in the future.

The Debt Securities may be either senior or subordinated indebtedness as described in the relevant Prospectus Supplement. In the event of the insolvency or winding-up of the Company, any subordinated Debt Securities would be subordinated and postponed in right of payment to the prior payment in full of all other liabilities and indebtedness of the Company, other than indebtedness that, by its terms, ranks equally with, or subordinate to, such subordinated Debt Securities.

To service our indebtedness, the Company will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

The Company's primary source of liquidity for the payment of its expenses and principal and interest payable on its debt is cash flow from operations. Accordingly, the Company's ability to reduce its indebtedness and meet its payment obligations will depend on its future financial performance, which will be impacted by financial, business, economic and other factors. The Company will not be able to control many of these factors. The Company cannot be certain that its existing capital resources and future cash flow from operations will be sufficient to allow it to pay principal and interest on its debt and meet its other obligations. If these amounts are insufficient or if there is a contravention of its debt covenants, the Company may be required to refinance all or part of its existing debt, sell assets, borrow more money or issue additional equity, failing which the Company could face substantial cash flow problems. There can be no assurance that the Company will be able to refinance any of its indebtedness on commercially reasonable terms, or at all, or as to the timing of such asset sales or the proceeds which the Company could realize from such sales.

The Company may issue additional securities which would dilute existing investors

Our articles of continuance allow us to issue an unlimited number of Common Shares for such consideration and on such terms and conditions as established by our Board of Directors, in many cases, without the approval of our shareholders. We may issue Common Shares in public or private offerings (including through the sale of Securities convertible into or exchangeable for Common Shares) and on the exercise of stock options or other securities exercisable for Common Shares. We may also issue Common Shares to finance, or as consideration for, future acquisitions and other projects or in connection with the establishment or development of strategic relationships. Any such future issuances of Common Shares could be significant and we cannot predict the effect that future issuances and sales of Common Shares will have on the market price of the Common Shares. Issuances of a substantial number of additional Common Shares, or the perception that such issuances could occur, may adversely affect prevailing market prices for our Common Shares. With any additional issuance of Common Shares, investors will suffer dilution to their voting power and we may experience dilution in our earnings per share.

The Company will have broad discretion in the use of the net proceeds of any offering of Securities

Management of the Company will have broad discretion with respect to the application of net proceeds received from the sale of Securities from the capital of the Company under this Prospectus and a future Prospectus Supplement and may spend such proceeds in ways that do not improve the Company's results of operations or enhance the value of the Common Shares or its other Securities issued and outstanding from time to time. Any failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on the Company's business or cause the price or value of the Company's issued and outstanding securities to decline.

As a foreign private issuer, the Company is subject to different U.S.  securities laws and rules than a U.S.  domestic issuer, which may limit the information publicly available to U.S.  investors

The Company is a "foreign private issuer", under applicable U.S. federal securities laws, and is, therefore, not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the U.S.  Exchange Act, the Company is subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S.  domestic reporting companies. As a result, the Company does not file the same reports that a U.S. domestic issuer would file with the SEC, although the Company is required to file with or furnish to the SEC the continuous disclosure documents that it is required to file in Canada under Canadian securities laws. In addition, the Company's officers, directors, and principal shareholders are exempt from the reporting and short- swing profit recovery provisions of Section 16 of the U.S. Exchange Act. Therefore, the Company's shareholders may not know on as timely a basis when the Company's officers, directors and principal shareholders purchase or sell Common Shares, as the reporting periods under the corresponding Canadian insider reporting requirements are longer. As a foreign private issuer, the Company is exempt from the rules and regulations under the U.S.  Exchange Act related to the furnishing and content of proxy statements. The Company is also exempt from Regulation FD, which prohibits issuers from making selective disclosures of material non-public information. While the Company complies with the corresponding requirements relating to proxy statements and disclosure of material non-public information under Canadian securities laws, these requirements differ from those under the U.S.  Exchange Act and Regulation FD and shareholders should not expect to receive the same information at the same time as such information is provided by U.S. domestic companies. In addition, the Company may not be required under the U.S. Exchange Act to file annual and quarterly reports with the SEC as promptly as U.S. domestic companies whose securities are registered under the U.S. Exchange Act. In addition, as a foreign private issuer, the Company has the option to follow certain Canadian corporate governance practices, except to the extent that such laws would be contrary to U.S. securities laws, and provided that the Company disclose the requirements it is not following and describe the Canadian practices it follows instead. The Company may in the future elect to follow home country practices in Canada with regard to certain corporate governance matters. As a result, the Company's shareholders may not have the same protections afforded to shareholders of U.S.  domestic companies that are subject to all corporate governance requirements.

The Company may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses to the Company

In order to maintain its status as a foreign private issuer, a majority of the Company's Common Shares must be either directly or indirectly owned by non-residents of the U.S. unless the Company also satisfies one of the additional requirements necessary to preserve this status. The Company may in the future lose its foreign private issuer status if a majority of its Common Shares are held in the U.S.  and if the Company fails to meet the additional requirements necessary to avoid loss of its foreign private issuer status. The regulatory and compliance costs under U.S. federal securities laws as a U.S.  domestic issuer may be significantly more than the costs incurred as a Canadian foreign private issuer eligible to use the MJDS. If the Company is not a foreign private issuer, it would not be eligible to use the MJDS or other foreign issuer forms and would be required to file periodic and current reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer, and would be required to file financial statements prepared in accordance with United States generally accepted accounting principles. In addition, the Company may lose the ability to rely upon exemptions from Nasdaq corporate governance requirements that are available to foreign private issuers.

The Company relies upon certain accommodations available to it as an "emerging growth company"

The Company is an "emerging growth company" as defined in section 3(a) of the U.S.  Exchange Act (as amended by the JOBS Act, enacted on April 5, 2012), and the Company will continue to qualify as an emerging growth company until the earliest to occur of: (a) the last day of the fiscal year during which the Company has total annual gross revenues of US$1,235,000,000 (as such amount is indexed for inflation every five years by the SEC) or more; (b) the last day of the fiscal year of the Company following the fifth anniversary of the date of the first sale of common equity securities of the Company pursuant to an effective registration statement under the U.S. Securities Act; (c) the date on which the Company has, during the previous three year period, issued more than US$1,000,000,000 in non-convertible debt; and (d) the date on which the Company is deemed to be a "large accelerated filer", as defined in Rule 12b-2 under the U.S.  Exchange Act. The Company will qualify as a large accelerated filer (and would cease to be an emerging growth company) at such time when on the last business day of its second fiscal quarter of such year the aggregate worldwide market value of its common equity held by non-affiliates will be US$700,000,000 or more. For so long as the Company remains an emerging growth company, it is permitted to and intends to rely upon exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. The Company cannot predict whether investors will find the Common Shares less attractive because the Company relies upon certain of these exemptions. If some investors find the Common Shares less attractive as a result, there may be a less active trading market for the Common Shares and the Common Share price may be more volatile. On the other hand, if the Company no longer qualifies as an emerging growth company, the Company would be required to divert additional management time and attention from the Company's development and other business activities and incur increased legal and financial costs to comply with the additional associated reporting requirements, which could negatively impact the Company's business, financial condition and results of operations.

THE COMPANY

General

Largo is a Canadian natural resource company continued under the Business Corporations Act (Ontario) and listed for trading on the TSX (LGO) and Nasdaq (LGO).

The Company was originally incorporated under the name Kaitone Holdings Ltd. in the Province of British Columbia on April 18, 1988. On September 3, 1991, the Company changed its name to Consolidated Kaitone Holdings Ltd. On May 8, 2003, the Company changed its name to Largo Resources Ltd. On June 10, 2004, the Company continued to the Province of Ontario and filed articles of amendment to amend its authorized share capital to an unlimited number of Common Shares. On October 17, 2014, the Company completed a consolidation of its Common Shares on the basis of one (1) post-consolidation Common Share for each ten (10) pre-consolidation Common Shares. On March 4, 2021, the Company completed a consolidation of its Common Shares on the basis of one (1) post-consolidation Common share for each ten (10) pre-consolidation Common Shares. On November 8, 2021, the Company changed its name from Largo Resources Ltd. to Largo Inc.

The head office and registered office of the Company is located at 199 Bay Street, Suite 5300, Commerce Court West, Toronto, Ontario M5L 1B9.

Summary of the Business

Largo is a Canadian based company that is one of the world's leading high-quality vanadium suppliers with its VPURE® and VPURE+® products, which are sourced from the Company's Maracás Menchen Mine in Brazil. As one of the world's largest primary vanadium producers, Largo produces critical materials that empower global industries, including steel, aerospace, defense, chemical and energy storage sectors. The Company is committed to operational excellence and sustainability, leveraging its vertical integration to ensure reliable supply and quality for its customers.

Vanadium is primarily used as an alloy to strengthen steel and reduce its weight and in alloys like titanium. Vanadium enhanced steels are currently used in a vast range of products, including rebar, automobiles and transport infrastructure, and is increasingly being adopted in other products and applications that demand stronger and lighter steel. Ilmenite is a key raw material in the production of TiO2, used in pigments, paints, plastics, and titanium metal production. It is also essential for ceramics and high-performance coatings.

The Maracás Menchen Project is the Company's sole material project for the purposes of NI 43-101. The Maracás Menchen Project consists of the currently operating Maracás Menchen Mine (Campbell Pit) and includes a number of other deposits being explored throughout the project area. The Maracás Menchen Mine is our principal operating asset and has accounted for substantially all of our revenues since commencing operations in 2014. The Company is in the process of developing and increasing additional revenue streams from the deposit, including increasing its ilmenite concentrate sales and exploring the potential of TiO2 pigment production in the future. In July 2023, the Company completed the construction of its Ilmenite Plant and is focused on the ramp up of its ilmenite concentrate production. In 2025, ilmenite concentrate production was 30,282 tonnes.

The current Technical Report, effective as of January 30, 2024, describes the Maracás Menchen Mine (Campbell Pit) as a large-scale vanadium and titanium project with Proven Mineral Reserves of 48.67 million tonnes at an average grade of 0.64% V2O5 and 7.46% TiO2 and with Probable Mineral Reserves of 52.36 million tonnes with an average grade of 0.50% V2O5 and 7.52% TiO2. The Maracás Menchen Project currently produces V2O5 equivalent and ilmenite products from the Campbell Pit and effective as of January 30, 2024, had an estimated mine life of 31 years. Based on the current mine plan and the successful development of the NAN, SJO, NAO, and GAN deposits, mining is planned to begin in 2032 at the conclusion of mining at the Campbell Pit. The Technical Report outlines a robust supply of vanadium, ilmenite and titanium through various proposed operational scenarios over the project life, including total LOM V2O5 equivalent production of 346.6 kt, ilmenite concentrate production of 7,766.6 kt and TiO2 pigment production opportunity of 2,499 kt.

Largo is currently one of the lowest cost primary producers of V2O5 in the world due to the characteristics of the Maracás Menchen Mine's ore body and our operating efficiency. Largo is solely responsible for the global sales, distribution and marketing of its vanadium products through its established team of sales professionals.

Largo is also strategically invested in the energy storage sector through its 50% ownership of Storion Energy LLC, a joint venture with Stryten Energy focused on scalable domestic electrolyte production for utility-scale vanadium flow battery long-duration energy storage solutions in the U.S.

The Company also has a portfolio of secondary projects consisting of (i) the Campo Alegre de Lourdes project, vanadiferous titano-magnetite property in Bahia, Brazil, (ii) the Northern Dancer Project, a tungsten and molybdenum property in Yukon, Canada and (iii) Currais Novos, a tungsten project in Rio Grande do Norte, Brazil. As of the date of this Prospectus, none of these projects are operational and the Company does not consider any of these projects to be material properties.

CONSOLIDATED CAPITALIZATION

As disclosed in the Annual MD&A, as at March 27, 2026, the Company had issued 13,630,989 Common Shares for gross proceeds of US$19,509,875 under its at-the-market equity offering program (the “ATM Program”). The ATM Program permits the Company to issue and sell Common Shares for gross proceeds of up to US$60,000,000 from time to time on the Nasdaq. Since the date of the Annual Financial Statements, the Company has issued a total of 16,567,427 Common Shares under the ATM Program (inclusive of the 13,630,989 Common Shares previously disclosed as at March 27, 2026), equal to approximately 19.80% of the total issued and outstanding Common Shares as of December 31, 2025. The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the share and loan capitalization of the Company that will result from the issuance of Securities pursuant to such Prospectus Supplement.

USE OF PROCEEDS

The use of proceeds from the sale of Securities will be described in a Prospectus Supplement relating to a specific issuance of Securities. Among other potential uses, the Company may use the net proceeds from the sale of Securities to repay indebtedness outstanding from time to time, for capital expenditures and for general corporate purposes.

There may be circumstances where, on the basis of results obtained or for other sound business reasons, a re- allocation of funds may be necessary or prudent. Accordingly, management of the Company will have broad discretion in the application of the proceeds of an offering of Securities. The actual amount that the Company spends in connection with each intended use of proceeds may vary significantly from the amounts specified in the applicable Prospectus Supplement and will depend on a number of factors, including those referred to under "Risk Factors" and any other factors set forth in the applicable Prospectus Supplement.

The Company will not receive any proceeds from the sale of Securities by any Selling Securityholder. See "Plan of Distribution - Secondary Offering".

DESCRIPTION OF SECURITIES BEING DISTRIBUTED

The following is a brief summary of certain general terms and provisions of the Securities that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Securities as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Securities, and the extent to which the general terms and provisions described below may apply to such Securities will be described in the applicable Prospectus Supplement.

Common Shares

The authorized capital of the Company consists of unlimited number of Common Shares. As at May 6, 2026, the Company had 101,336,861 Common Shares issued and outstanding.

The Common Shares of the Company entitle holders thereof to receive dividends as and when declared by the Board of Directors of the Company. In the event of liquidation, dissolution or winding-up of the Company, the holders of Common Shares are entitled to receive all the remaining property and assets of the Company. The holders of Common Shares are entitled to receive notice of and to attend and to vote at all meetings of the shareholders of the Company and each Common Share, when represented at any meeting of the shareholders of the Company, carries the right to one vote.

Common Shares may be sold separately or together with certain other Securities under this Prospectus. Common Shares may also be issuable on conversion, exchange, exercise or maturity of certain other Securities qualified for issuance under this Prospectus.

Description of Warrants

Warrants may be offered separately or together with other Securities, as the case may be. Each series of Warrants may be issued under a separate warrant indenture or warrant agency agreement to be entered into between the Company and one or more banks or trust companies acting as Warrant agent or may be issued as stand-alone contracts. The applicable Prospectus Supplement will include details of the Warrant agreements, if any, governing the Warrants being offered. The Warrant agent, if any, will be expected to act solely as the agent of the Company and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants that may be offered under this Prospectus. The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set forth in the applicable Prospectus Supplement.

A copy of any warrant indenture or any warrant agency agreement relating to an offering of Warrants will be filed by the Company with the relevant securities regulatory authorities in Canada after it has been entered into by the Company.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Warrants being offered thereby, which may include, without limitation, the following (where applicable):

  the designation of the Warrants;
  the aggregate number of Warrants offered and the offering price;
  the designation, number and terms of the other Securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;
  the exercise price of the Warrants;
  the dates or periods during which the Warrants are exercisable;
  the designation and terms of any securities with which the Warrants are issued;
  if the Warrants are issued as a unit with another Security, the date on and after which the Warrants and the other Security will be separately transferable;
  any minimum or maximum amount of Warrants that may be exercised at any one time;
  whether such Warrants will be listed on any securities exchange;
  any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;
  certain material Canadian tax consequences of owning the Warrants; and
  any other material terms and conditions of the Warrants.

Description of Units

The Company may issue Units comprised of one or more of the other Securities described herein in any combination. Each Unit may be issued so that the holder of the Unit is also the holder of each Security included in the Unit; thus, the holder of a Unit may have the rights and obligations of a holder of each included Security. Any Unit agreement under which a Unit may be issued may provide that the Securities included in the Unit may not be held or transferred separately at any time or at any time before a specified date.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Units being offered thereby, which may include, without limitation, the following (where applicable):

  the designation, number and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;
  any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units;
  certain material Canadian tax consequences of owning the Securities comprising the Units; and
  any other material terms and conditions of the Units.

Debt Securities

This section describes the general terms that will apply to any Debt Securities issued pursuant to this Prospectus. We may issue Debt Securities in one or more series under an indenture, or the indenture, to be entered into between us and one or more trustees. The indenture will be subject to and governed by the Business Corporations Act (Ontario). The following describes the general terms that will apply to any Debt Securities that may be offered by the Company pursuant to this Prospectus. A copy of the form of the indenture will be filed with the SEC as an exhibit to the Registration Statement of which this Prospectus forms a part. The following describes the general terms that will apply to any Debt Securities that may be offered by the Company pursuant to this Prospectus. The terms and provisions of any Debt Securities offered under a Prospectus Supplement may differ from the terms described below, and may not be subject to or contain any or all of the terms described below. For a more complete description, prospective investors should refer to the indenture and the terms of the Debt Securities, when and if issued. Prospective investors should rely on information in the applicable Prospectus Supplement and not on the following information to the extent that the information in a Prospectus Supplement is different from the following information.

The specific terms and provisions of the Debt Securities, and the extent to which the general terms of the Debt Securities described in this Prospectus apply to those Debt Securities, will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

  the designation, aggregate principal amount and authorized denominations of such Debt Securities;
  the currency or currency units for which the Debt Securities may be purchased and the currency or currency unit in which the principal and any interest is payable (in either case, if other than Canadian dollars);
  whether such Debt Securities are senior or subordinated and, if subordinated, the applicable subordination provisions;
  any provisions relating to any security provided for the Debt Securities and, if applicable, the identity of the debt security agent;
  the percentage of the principal amount at which such Debt Securities will be issued;
  the date or dates on which such Debt Securities will mature;
  the rate or rates per annum at which such Debt Securities will bear interest (if any), or the method of determination of such rates (if any);
  the dates on which any such interest will be payable and the record dates for such payments;
  any redemption term or terms under which such Debt Securities may be defeased;
  whether the Company will be obligated to redeem or repurchase the Debt Securities pursuant to any sinking or purchase fund or other provisions, or at the option of a holder and the terms and conditions of such redemption;
  whether the Debt Securities are to be issued in registered form, "book-entry only" form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;
  whether and under what circumstances the Company will be required to pay any additional amounts for withholding or deduction for Canadian taxes with respect to the Debt Securities, and whether and on what terms we will have the option to redeem the Debt Securities rather than pay the additional amounts;
  the place or places where principal, premium and interest will be payable;
  the designation and terms of any other Securities with which the Debt Securities will be offered, if any, and the principal amount of Debt Securities that will be offered with each Security;
  the securities exchange(s) on which such series of Debt Securities will be listed, if any;
  any terms relating to the modification, amendment, variation or waiver of any terms of such Debt Securities or the applicable indenture;
  rights, if any, on a change of control of the Company;
  any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such series of debt securities to be due and payable;
  any limit upon the aggregate principal amount of the Debt Securities of such series that may be authenticated and delivered under the indenture;
  if other than the Company or the trustee, the identity of each registrar and/or paying agent;
  if the Debt Securities are issued as a Unit with another Security, the date on and after which the Debt Securities and other Security will be separately transferable;
  if the Debt Securities are to be issued upon the exercise of Warrants, the time, manner and place for such Securities to be authenticated and delivered;
  if the Debt Securities are to be convertible or exchangeable into other securities of the Company, the terms and procedures for the conversion or exchange of the Debt Securities into other securities;
  any material risk factors relating to such Debt Securities;

  material Canadian federal income tax consequences and United States federal income tax consequences of owning the Debt Securities; and
  any other terms, conditions, rights and preferences (or limitations on such rights and preferences) including covenants and events of default which apply solely to a particular series of the Debt Securities being offered which do not apply generally to other Debt Securities, or any covenants or events of default generally applicable to the Debt Securities which do not apply to a particular series of the Debt Securities.

If the Company denominates the purchase price of any of the Debt Securities in a currency or currencies other than United States dollars or a non-United States dollar unit or units, or if the principal of and any premium and interest on any Debt Securities is payable in a currency or currencies other than United States dollars or a non- United States dollar unit or units, the Company will provide investors with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such non-United States dollar currency or currencies or non-United States dollar unit or units in the applicable Prospectus Supplement.

The terms on which a series of Debt Securities may be convertible into or exchangeable for Common Shares or other securities will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of Common Shares or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment.

To the extent any Debt Securities are convertible into other securities, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

We may issue Debt Securities in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement. The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement will describe the exchange, registration and transfer rights relating to any global security.

Description of Subscription Receipts

Subscription Receipts may be offered separately or together with other Securities, as the case may be. The Subscription Receipts may be issued under a subscription receipt agreement.

The applicable Prospectus Supplement will include details of any subscription receipt agreement covering the Subscription Receipts being offered. A copy of any subscription receipt agreement relating to an offering of Subscription Receipts will be filed by the Company with the relevant securities regulatory authorities in Canada after it has been entered into by the Company. The specific terms of the Subscription Receipts, and the extent to which the general terms described in this section apply to those Subscription Receipts, will be set forth in the applicable Prospectus Supplement. This description may include, without limitation, the following (where applicable):

  the number of Subscription Receipts;
  the price at which the Subscription Receipts will be offered;
  the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities;
  the designation, number and terms of the other Securities that may be exchanged upon conversion of each Subscription Receipt;
  the designation, number and terms of other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;
  terms applicable to the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

  certain material Canadian tax consequences of owning the Subscription Receipts; and
  any other material terms and conditions of the Subscription Receipts.

PLAN OF DISTRIBUTION

General

The Company and Selling Securityholders may from time to time during the 25-month period that this Prospectus, including any amendments and supplements hereto, remains valid, offer for sale and sell up to an aggregate of C$200,000,000 in Securities hereunder.

The Company may sell Securities (i) to or through underwriters or dealers purchasing as principal, (ii) directly to one or more purchasers pursuant to applicable statutory exemptions, (iii) through agents for cash or other consideration, or (iv) in connection with an acquisition of other businesses, assets or securities by the Company or a subsidiary of the Company. The Prospectus Supplement relating to a particular offering of Securities will identify any underwriter, dealer or agent engaged in connection with the offering and sale of such Securities, and will set forth the terms of the offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the purchase price of the Securities (or the manner of determination thereof if offered on a non- fixed price basis), the net proceeds to us or to any Selling Securityholder, and any other material terms of the plan of distribution (including sales in transaction that are deemed to be "at-the-market distributions" as defined in NI 44-102). Any initial offering price and discounts, concessions or commissions allowed or re-allowed or paid to underwriters, dealers or agents may be changed from time to time. Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered by that Prospectus Supplement.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers including sales in transactions that are deemed to be "at-the-market distributions", including sales made directly on the TSX, the Nasdaq, or other existing trading markets for the Securities, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be decreased by the amount, if any, by which the aggregate price paid for the Securities by the purchasers is less than the gross proceeds paid by the underwriter, dealer or agent to the Company. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.

Sales of Securities under an "at-the-market distribution", if any, will be made pursuant to an accompanying Prospectus Supplement. Sales of Securities under any "at-the-market" program will be made in transactions that are "at-the-market distributions" as defined in NI 44-102. The volume and timing of any "at-the-market distributions" will be determined at the Company's sole discretion.

No underwriter or dealer involved in an "at-the-market distribution" under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities, including selling an aggregate number of principal amount of Securities that would result in the underwriter creating an over-allocation position in the Securities.

In connection with the sale of the Securities, underwriters, dealers or agents may receive compensation from the Company and/or the Selling Securityholders, including in the form of underwriters', dealers' or agents' fees, commissions or concessions. Underwriters, dealers and agents that participate in the distribution of the Securities may be deemed to be underwriters for the purposes of applicable Canadian securities legislation and any such compensation that they receive from the Company or Selling Securityholders, and any profit that they make on the resale of the Securities, may be deemed to be underwriting commissions.

Underwriters, dealers or agents who participate in the distribution of the Securities may be entitled, under agreements to be entered into with the Company and/or any Selling Securityholder, to indemnification by the Company and/or the Selling Securityholder against certain liabilities, including liabilities under Canadian securities legislation, or to contribution with respect to payments, which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

In connection with any offering of Securities, subject to applicable laws and other than an "at-the-market distribution", the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time.

Unless specified in the applicable Prospectus Supplement, there is no market through which the Warrants, Units, Debt Securities or Subscription Receipts may be sold and purchasers may not be able to resell the Warrants, Units, Debt Securities or Subscription Receipts purchased under this Prospectus and the Prospectus Supplement. This may affect the pricing of the Warrants, Units, Debt Securities or Subscription Receipts in the secondary market, the transparency and availability of trading prices, the liquidity of the Subscription Receipts, Warrants, Units and Debt Securities and the extent of issuer regulation. See "Risk Factors".

Secondary Offering

This Prospectus may from time to time relate to the secondary offering of Securities by Selling Securityholders.

Selling Securityholders may sell all or a portion of Securities beneficially owned by them and offered hereby from time to time directly or through one or more underwriters or agents. Unless the Company otherwise agrees or is bound, Selling Securityholders will be responsible for underwriting discounts or commissions or agent's commissions incurred in connection with sales of their Securities through underwriters and agents. The Securities may be sold from time to time in one or more transactions at a fixed price or at non-fixed prices. If offered on a non-fixed price basis, Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to such prevailing market prices or at negotiated prices, which prices may vary as between purchasers and during the period of distribution of the Securities.

The Prospectus Supplement for or including any secondary offering of Securities by a Selling Securityholder will include the following information:

  the names of the Selling Securityholders;
  the number of securities of the Company owned, controlled or directed by each Selling Securityholder;
  the number of Securities being distributed for the account of each Selling Securityholder;
  the number of securities of the Company of any class to be owned, controlled or directed by each Selling Securityholder after the distribution and the percentage that number represents of the total number of securities of that class outstanding;
  whether the securities referred to in each of the three preceding paragraphs are owned by the Selling Securityholder both of record and beneficially, of record only, or beneficially only;
  if the Selling Securityholder acquired the offered Securities in the two years preceding the date of the Prospectus Supplement, the date or dates the Selling Securityholder acquired the offered Securities;
  if the Selling Securityholder acquired the offered Securities in the 12 months preceding the date of the Prospectus Supplement, the cost thereof to the Selling Securityholder in the aggregate and on an average cost per Security basis; and
  all other information that is required to be included in the applicable Prospectus Supplement.

PRIOR SALES

Information in respect of Common Shares, and securities convertible or exchangeable into Common Shares, that the Company issued within the previous 12-month period will be provided as required in a prospectus supplement with respect to the issuance of Securities pursuant to such prospectus supplement.

TRADING PRICE AND VOLUME

The Company's Common Shares are listed and posted for trading on the TSX and Nasdaq under the trading symbol "LGO". Trading prices and volumes of the Common Shares for the previous 12-month period will be provided, as required, in each prospectus supplement to this Prospectus.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement will include a general summary of certain Canadian federal income tax consequences which may be applicable to a purchaser of Securities offered thereunder. Investors should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of our Securities offered thereunder by an initial investor who is a U.S.  person (within the meaning of the U.S. Internal Revenue Code of 1986, as amended). Investors should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

INTERESTS OF EXPERTS

Information of a scientific or technical nature in respect of the Maracás Mine contained in this Prospectus, including the documents incorporated by reference herein, is based on the Technical Report prepared by GE21, Consultoria Mineral Ltda., and its representatives Porfírio Cabaleiro Rodriguez, Mining Engineer, BSc FAIG, and Guilherme Gomides Ferreira, Mining Engineer, BSc, MAIG, Fabio Valério Xavier, Geologist, BSc, MAIG, associated to GE21, Paulo Roberto Bergmann, BSc FAusIMM, associated to GE21, and Branca Horta Abrantes, BASc Geogr, MBA, MAIG, associated to GE21, who are "qualified persons" and "independent" of the Company within the meaning of NI 43-101.

Mr. Emerson Ricardo Re, BSc, MSc, MBA, MAusIMM (CP) and Registered Member (Chilean Mining Commission), representative of HCM Consultoria Geologica Ltda., Geology Advisor to the Company, a "qualified person" pursuant to NI 43-101 has reviewed and approved the scientific and technical disclosure contained in this Prospectus. Information of a scientific or technical nature contained in the AIF and the Annual MD&A, all of which are incorporated by reference into this Prospectus, was reviewed and approved by Mr. Emerson Ricardo Re as at the respective dates of such documents and this Prospectus.

The persons named in this section beneficially owned, directly or indirectly, less than one percent of any class of securities of the Company, and did not otherwise have any direct or indirect interest in the property of the Company or its associates or affiliates at the time of the reports, statements, or opinions referred to above, and in the case of Mr. Emerson Ricardo Re, as at the date of this Prospectus. None of the persons named in this section is or is expected to be elected, appointed or employed as a director, officer or employee of the Company or any of its associates or affiliates.

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement relating to the Securities, certain legal matters related to our Securities offered by this Prospectus will be passed upon for the Company by Stikeman Elliott LLP, with respect to matters of Canadian law, and Troutman Pepper Locke LLP, with respect to matters of U.S. law. As of the date of this Prospectus, the partners and associates of Stikeman Elliott LLP, as a group, beneficially own, directly or indirectly, less than one percent of any class of securities of the Company.

AUDITOR, TRANSFER AGENT AND REGISTRAR

The independent registered public accounting firm of the Company is KPMG LLP, 333 Bay Street, Suite 4600, Toronto, Ontario M5H 2S5. KPMG LLP has advised that it is independent with respect to the Company within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario and Public Company Accounting Oversight Board Rule 3520 Auditor Independence.

The Company's transfer agent and registrar is TSX Trust Company, at its principal offices in Toronto, Ontario. The United States co-transfer agent of the Company is Continental Stock Transfer & Trust Company, located at 1 State Street, 30th Floor, New York, NY 10004-1561.

ENFORCEMENT OF CIVIL LIABILITIES

The majority of our subsidiaries and the majority of our assets are located outside of Canada. Accordingly, it may be difficult for investors to enforce within Canada any judgments obtained against the Company, including judgments predicated upon the civil liability provisions of applicable Canadian securities laws or otherwise. Consequently, investors may be effectively prevented from pursuing remedies against the Company under Canadian securities laws or otherwise.

The Company has subsidiaries incorporated in the United States, Ireland and Brazil. It may not be possible for shareholders to effect service of process outside of Canada against the directors and officers of the Company, and independent qualified persons engaged by the Company, who are not resident in Canada. In the event a judgment is obtained in a Canadian court against one or more of such persons for violations of Canadian securities laws or otherwise, it may not be possible to enforce such judgment against persons not resident in Canada. Additionally, it may be difficult for an investor, or any other person or entity, to assert Canadian securities law or other claims in original actions instituted in the United States, Ireland or Brazil. Courts in these jurisdictions may refuse to hear a claim based on a violation of Canadian securities laws or otherwise on the grounds that such jurisdiction is not the most appropriate forum to bring such a claim. Even if a foreign court agrees to hear a claim, it may determine that the local law, and not Canadian law, is applicable to the claim. If Canadian law is found to be applicable, the content of applicable Canadian law must be proven as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by foreign law.

We are a company existing under the laws of the Province of Ontario. The majority of our directors and officers and most or all of the experts named in this Prospectus are not residents of the United States, and a significant majority of our assets and all or a substantial portion of the assets of such persons are located outside of the United States (as set forth below); thus, it may be difficult for holders of Securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under United States federal securities laws. We have been advised that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities or "blue sky" laws of any state within the United States, would likely be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of the liability predicated solely upon U.S. federal securities laws.

We have filed with the SEC, concurrently with the Registration Statement, an appointment of agent for service of process on Form F-X.  Under the Form F-X, the Company appointed C T Corporation System, located at 1015 15th Street N.W., Suite 1000, Washington D.C., 20005 as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court, arising out of or related to or concerning any offering of Securities.

WHERE TO FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form F-10 relating to the Securities. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information contained in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. See "Documents Filed as Part of the Registration Statement". For further information with respect to the Company and the Securities, reference is made to the Registration Statement and the exhibits thereto. Statements included or incorporated by reference in this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, you should refer to the exhibits for a complete description of the matter involved. Each time we sell Securities under this Prospectus, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus.

We are required to file with the securities commission or authority in each of the applicable provinces and territories of Canada annual and quarterly reports, material change reports and other information. In addition, we are subject to the informational requirements of the U.S. Exchange Act, and, in accordance with the U.S. Exchange Act, we also file reports with, and furnish other information to, the SEC. Under the multijurisdictional disclosure system adopted by the United States and Canada, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which differ in certain respects from those in the United States. As a foreign private issuer, we are exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies.

The Company's reports and other information filed with or furnished to the SEC are available on the SEC's EDGAR system at www.sec.gov. The Company's Canadian filings are available on SEDAR+, at www.sedarplus.ca. Unless specifically incorporated by reference herein, documents filed or furnished by the Company on SEDAR+ or EDGAR are neither incorporated in nor part of this Prospectus.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

Under the Business Corporations Act (Ontario), the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity (each of the foregoing, an "individual"), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity, on the condition that (i) such individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which such individual acted as a director or officer or in a similar capacity at the Registrant's request; and (ii) if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Registrant shall not indemnify such individual unless such individual had reasonable grounds for believing that such individual's conduct was lawful.

Further, the Registrant may, with the approval of a court, indemnify an individual in respect of an action by or on behalf of the Registrant or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual's association with the Registrant or other entity as a director or officer, a former director or officer, an individual who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the condition in (i) above. Such individuals are entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the Registrant or other entity as described above, provided the individual seeking an indemnity: (A) was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and (B) fulfills the conditions in (i) and (ii) above. The Registrant may also purchase and maintain insurance for the benefit of any individual referred to above against any liability incurred by the individual in the individual's capacity as a director or officer of the Registrant or, at the Registrant's request, of another entity.

The by-laws of the Registrant provide that, subject to the limitations contained in the Business Corporations Act (Ontario), the Registrant shall indemnify and hold harmless a director or officer of the Registrant, a former director or officer of the Registrant, or another individual who acts or acted at the Registrant's request as a director or officer (or an individual acting in a similar capacity) of another entity, and each of their respective heirs and personal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding to which the individual is made a party by reason of being or having been a director or officer of the Corporation or at the request of the Corporation as a director or officer, or in a similar capacity, of another entity, if such individual fulfills the conditions of clauses (i) and (ii) in the first paragraph set forth above. The by-laws further provide that the Registrant shall advance moneys to a director, officer or other individual for the costs, charges and expenses of such a proceeding. The individual shall repay the moneys if he or she does not fulfil the conditions of clauses (i) and (ii) in the first paragraph set forth above. The Registrant shall also indemnify the person referred to above in such other circumstances as the Business Corporations Act (Ontario) or law permits or requires.

***

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXHIBITS

Exhibit Number	Description

4.1	Annual Information Form of the Registrant dated March 31, 2026 for the year ended December 31, 2025 (incorporated by reference to Exhibit 99.1 to the Registrant's annual report on Form 40-F originally filed with the Commission on March 31, 2026, as amended on April 2, 2026).

4.2	Audited Consolidated Financial Statements of the Registrant for the years ended December 31, 2025 and 2024, together with the report of the Independent Registered Public Accounting Firm thereon (incorporated by reference to Exhibit 99.2 to the Registrant's annual report on Form 40-F originally filed with the Commission on March 31, 2026, as amended on April 2, 2026).

4.3	Management's Discussion and Analysis of the Registrant for the year ended December 31, 2025 (incorporated by reference to Exhibit 99.3 to the Registrant's annual report on Form 40-F originally filed with the Commission on March 31, 2026, as amended on April 2, 2026).

4.4	Management information circular dated April 7, 2025 relating to the Registrant's annual meeting of shareholders held on May 12, 2025 (incorporated by reference to Exhibit 99.1 to the Registrant's report on Form 6-K furnished to the Commission on April 14, 2025).

4.5	Material change report dated February 25, 2026 (incorporated by reference to Exhibit 99.1 to the Registrant's report on Form 6-K furnished to the Commission on February 25, 2026).

4.6	Material change report dated January 21, 2026 (incorporated by reference to Exhibit 99.1 to the Registrant's report on Form 6-K furnished to the Commission on January 22, 2026).

4.7	Material change report dated January 14, 2026 (incorporated by reference to Exhibit 99.1 to the Registrant's report on Form 6-K furnished to the Commission on January 15, 2026).

5.1*	Consent of KPMG LLP (PCAOB ID: 85).

5.2**	Consent of Branca Horta Abrantesx.

5.3**	Consent of Fabio Valerio Xavier.

5.4**	Consent of Guilherme Gomides Ferreira.

5.5**	Consent of Paulo Roberto Bergmann.

5.6**	Consent of Porfirio Cabaleiro Rodriguez.

5.7**	Consent of Emerson Ricardo Re.

6.1*	Powers of Attorney (included on the signature page of this Registration Statement).

7.1*	Form of Indenture.

107*	Calculation of Filing Fee Table.

______________________________
* Filed herewith.

** To be filed by amendment.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

(a) Concurrent with the filing of the Registration Statement on Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b) Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on the 8th day of May, 2026.

LARGO INC.

By:	/s/ Daniel Tellechea
Name:	Daniel Tellechea
Title:	Co-Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints J. Alberto Arias, Daniel Tellechea and Diogo Silva, or any of them, as his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments to this Registration Statement, registration statements filed pursuant to Rule 429 under the Securities Act of 1933, as amended, and any related registration statements necessary to register additional securities, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on May 8, 2026.

Signature	Title

/s/ J. Alberto Arias	Co-Chief Executive Officer and Executive Chairman
J. Alberto Arias	(co-principal executive officer)

/s/ Daniel Tellechea	Co-Chief Executive Officer and Director
Daniel Tellechea	(co-principal executive officer)

/s/ Diogo Silva	Chief Financial Officer
Diogo Silva	(principal financial and accounting officer)

/s/ Andrea Weinberg	Director
Andrea Weinberg

/s/ David Brace	Director
David Brace

/s/ Jonathan Lee	Director
Jonathan Lee

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Largo Inc. in the United States, on the 8th day of May, 2026.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director